UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2015

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	001-36417	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 29, 2015, Tecumseh Products Company ("Tecumseh Products), Tecumseh Compressor Company, Tecumseh Products of Canada, Limited ("Tecumseh Canada") and Evergy, Inc. ("Evergy") (collectively, the "Tecumseh Companies") entered into Amendment No. 9 to Revolving Credit and Security Agreement (the "Amendment") with PNC Bank, National Association ("PNC"). The Amendment includes the following changes to the terms of the Revolving Credit and Security Agreement, subject to the terms and conditions set forth in Amendment No. 9:

•	Revised the applicable margin structure so the lowest interest rate tier is applicable at availability greater than $17.5 million; previously $25 million;

•
Cash dominion and fixed charge coverage ratio triggers reduced to $5 million each, or less of undrawn availability on any business day; previously the fixed charge coverage ratio was tested at minimum availability below $10 million on any business day or $12.5 million for any five consecutive business days and cash dominion at availability below $7.5 million on any business day or $10 million for any five consecutive business days;

•	Credit insured foreign receivables are now eligible for inclusion in the calculation of the borrow base, capped at $3 million and subject to bank reserves for credit insurance premiums;

•	Bank reserves for warranty issues will be removed unless warranty credits dilute accounts receivable by greater than 5%;

•	Potential enhanced eligibility for in-transit inventory upon satisfactory documentation provided to the bank, subject to a freight and duty reserve;

•	The term of the Revolving Credit Commitment has been extended to July 29, 2020;

•	Term loan remains unchanged with effective maturity at December 11, 2018;

•	We incurred $75,000 in amendment fees in connection with this amendment.

The foregoing description of Amendment No. 9 to Revolving Credit and Security Agreement is qualified in its entirety by reference to the full text of Amendment No. 9, which is attached as Exhibit 4.1 to this report and is incorporated in this report by reference.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The description of the Amendment in Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.
On July 29, 2015, we issued a press release regarding the Amendment described in Item 1.01. A copy of that press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference, along with the description of the Amendment in Item 1.01 of this report.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are filed with this report:

Exhibit No.	Description

4.1
Amendment No. 9 to Revolving Credit and Security Agreement, dated as of July 29, 2015, among PNC Bank, National Association, Tecumseh Products Company, Tecumseh Compressor Company, Tecumseh Products of Canada, Limited and Evergy, Inc.

99.1	Press release dated July 29, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date:	July 29, 2015	By	/s/ Janice E. Stipp
Janice E. Stipp, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amendment No. 9 to Revolving Credit and Security Agreement, dated as of July 29, 2015, among PNC Bank, National Association, Tecumseh Products Company, Tecumseh Compressor Company, Tecumseh Products of Canada, Limited and Evergy, Inc.

99.1	Press release dated July 29, 2015